As filed with the Securities And Exchange Commission on March 2, 2012

Registration No. 333-

333-

333-

333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Financial Group, Inc.	Ohio	31-1544320
American Financial Capital Trust II	Delaware	31-6549738
American Financial Capital Trust III	Delaware	16-6543606
American Financial Capital Trust IV	Delaware	16-6543609
(Exact Name of Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Great American Insurance Tower

301 East Fourth Street

Cincinnati, Ohio 45202

(513) 579-2121

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Karl J. Grafe, Esq.

Vice President, Assistant General Counsel and Secretary

American Financial Group, Inc.

Great American Insurance Tower

301 East Fourth Street

Cincinnati, Ohio 45202

(513) 579-2540

Facsimile (513) 579-0108

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

(Cover continued on next page)

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)(3)(4)	Proposed Maximum Aggregate Offering Price Per Unit (2)(3)(4)	Proposed Maximum Aggregate Offering Price (2)(3)(4)	Amount of Registration Fee (2)(3)(4)
Common Stock of American Financial Group, Inc.
Preferred Stock of American Financial Group, Inc.
Depositary Shares of American Financial Group, Inc. (5)
Debt Securities of American Financial Group, Inc. (6)
Warrants to Purchase Common Stock of American Financial Group, Inc.
Warrants to Purchase Preferred Stock of American Financial Group, Inc.
Warrants to Purchase Debt Securities of American Financial Group, Inc.
Stock Purchase Contracts of American Financial Group, Inc.
Stock Purchase Units of American Financial Group, Inc.
Units (7)
Preferred Securities of American Financial Capital Trust II
Preferred Securities of American Financial Capital Trust III
Preferred Securities of American Financial Capital Trust IV

Guarantees of Preferred Securities of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV by American Financial Group, Inc. and certain backup undertakings (8)

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units of American Financial Group, Inc. and Preferred Securities of American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). Certain debt securities of American Financial Group, Inc. may be issued and sold to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV in connection with the issuance of Preferred Securities by such trust, in which event such Debt Securities may later be distributed to the holders of such Preferred Securities upon a dissolution of such trust and the distribution of the assets thereof.
(3)	Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act of 1933 (the “Securities Act”), the registrants are deferring payment of the registration fee, except for a total of $6,986.90 that has already been paid with respect to $860,623,437.50 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-106657 (filed on June 30, 2003); Registration Statement Nos. 333-117010, 333-117010-01 and 333-117010-02 (filed on June 30, 2004 and amended on October 27, 2004); and Registration Statement Nos. 333-157649, 333-157649-01, 333-157649-02 and 333-157649-03 (filed on March 3, 2009) which were not sold under such prior registration statements. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by Depositary Shares registered hereunder.
(4)	Also includes such presently indeterminate number of shares of Common Stock as may be issued (a) upon conversion of or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock, (b) upon exercise of warrants to purchase Common Stock or (c) pursuant to Stock Purchase Contracts. Also includes such presently indeterminate number or amount of offered securities as may be issued (a) upon conversion of or exchange for any Preferred Securities that provide for conversion or exchange into offered securities or (b) in connection with Stock Purchase Units. Also includes Preferred Stock purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.
(5)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a share of Preferred Stock.
(6)	Such indeterminate principal amount of Debt Securities (which may be senior or subordinated).
(7)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(8)	No separate consideration will be received for the Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of American Financial Group, Inc. under a junior subordinated indenture and any supplemental indentures thereto and under the trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of the trusts, as described in this registration statement. All obligations under the trust agreement, including the indemnity obligation, are included in the back-up undertakings.

Prospectus

Debt Securities, Common Stock, Preferred Stock, Warrants,

Depositary Shares, Stock Purchase Contracts, Stock Purchase Units and Units

AMERICAN FINANCIAL CAPITAL TRUST II

AMERICAN FINANCIAL CAPITAL TRUST III

AMERICAN FINANCIAL CAPITAL TRUST IV

Preferred Securities

Fully and unconditionally guaranteed, as described in this prospectus, by

American Financial Group, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV and selling shareholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we and any selling shareholders will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registration statement that contains this prospectus (including the exhibits) contains additional important information about American Financial Group, Inc., American Financial Capital Trust II, American Financial Capital Trust III, American Financial Capital Trust IV, any selling shareholders and the securities offered under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices referenced below under the following heading.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom

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it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires:

•	References to “American Financial Group” or “AFG” refer to American Financial Group, Inc. and its consolidated subsidiaries;

•	References to “the trusts” refer to American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV, collectively; and

•	References to “we,” “us” or “our” refer to AFG and the trusts, collectively.

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WHERE YOU CAN FIND MORE INFORMATION

American Financial Group is subject to the information and reporting requirements of the Securities Exchange Act of 1934, under which it files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings over the Internet at the SEC’s home page at http://www.sec.gov or, free of charge, through AFG’s Internet site at www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

American Financial Group’s common stock is listed on the New York Stock Exchange and the Nasdaq Global Select Market under the symbol “AFG.” Reports, proxy statements and other information regarding American Financial Group, Inc. may be read and copied at the offices of the NYSE located at 20 Broad Street, New York, New York 10005 and at the offices of Nasdaq located at National Association of Securities Dealers, Inc. Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

We are “incorporating by reference” into this prospectus certain information that American Financial Group files with the Securities and Exchange Commission, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that AFG files with the SEC will automatically update and supercede that information. This prospectus incorporates by reference the documents set forth below that AFG has previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

AFG SEC Filings (File No. 1-13653)	Period
Annual Report on Form 10-K	Year Ended December 31, 2011

Form 8-A Registration Statement	Filed November 25, 1997

Any future filings AFG makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference; provided, however, that we are not incorporating any information we furnish rather than file.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number: Karl J. Grafe, Vice President, Assistant General Counsel and Secretary, American Financial Group, Inc., Great American Insurance Tower, 301 East Fourth Street, 27th Floor, Cincinnati, Ohio 45202, (513) 579-2540. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

No separate financial statements of the three trusts have been included and none are incorporated by reference in this prospectus. We do not believe that financial statements of the trusts would be useful because the trusts have had no historical operations and will not have any independent function other than to issue securities representing undivided interests in their respective assets and investing the proceeds in AFG debt securities. In addition, all obligations of the trusts are fully and unconditionally guaranteed by AFG.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in AFG’s Annual Report on Form 10-K for its most recent fiscal year, as updated by its quarterly reports on Form 10-Q and other filings it makes with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipates”, “believes”, “expects”, “estimates”, “intends”, “plans”, “seeks”, “could”, “may”, “should”, “will” or the negative version of those words or other comparable terminology.

Factors that could cause actual results to differ from those in the forward-looking statements may accompany the statements themselves. In addition, generally applicable factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are and will be discussed in AFG’s reports on Forms 10-K, 10-Q and 8-K incorporated by reference in this prospectus.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Neither AFG nor any trust undertakes any obligation to publicly update or review any forward-looking statement.

AMERICAN FINANCIAL GROUP, INC.

American Financial Group, Inc. is a holding company that, through subsidiaries, is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed, indexed and variable annuities and a variety of supplemental insurance products. AFG was incorporated as an Ohio corporation in 1997. Its address is Great American Insurance Tower, 301 East Fourth Street, Cincinnati, Ohio 45202; its phone number is (513) 579-2121. SEC filings, news releases, AFG’s Code of Ethics applicable to directors, officers and employees and other information may be accessed free of charge through AFG’s Internet site at: www.afginc.com. Other than the information specifically incorporated by reference in this prospectus, information on American Financial Group’s website is not part of this prospectus.

THE AMERICAN FINANCIAL CAPITAL TRUSTS

American Financial Capital Trust II, American Financial Capital Trust III and American Financial Capital Trust IV are statutory trusts formed under Delaware law pursuant to three separate declarations of trust executed by AFG, as sponsor, and the trustees (described below) for the trusts and the filing of three separate certificates of trust with the Delaware Secretary of State. Each trust’s declaration will be amended and restated as of the date the securities of such trust are initially issued. The amended declaration will be qualified as an indenture under the Trust Indenture Act of 1939.

Each trust exists solely to:

•	issue its preferred securities and common securities representing undivided beneficial interests in the assets of that trust;

•	invest the proceeds from the issuance of those securities in AFG’s junior subordinated debt securities; and

•	engage only in incidental activities.

The rights of the holders of each trust’s securities, including economic rights, rights to information and voting rights, will be set forth in the trust’s amended declaration of the trust, the Delaware Statutory Trust Act and the Trust Indenture Act.

AFG will own, directly or indirectly, all of the common securities of each trust, which will have an aggregate liquidation amount equal to 3% of the total capital of each trust. The common securities will generally rank equally in right of payment with the preferred securities, and payments on both will be made pro rata. However, upon an event of default under a trust’s amended declaration, the rights of the holders of the common securities to payment of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. AFG will pay all fees and expenses related to the trusts and the offering of each trust’s securities.

AFG, as holder of all of the common securities, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The business and affairs of the trusts will be conducted by the trustees, and the duties and obligations of the trustees will be governed by the applicable amended declarations of the trusts.

At least two of the trustees of each trust will be persons who are employees or officers of, or otherwise affiliated with, AFG. These persons are sometimes referred to herein as “regular” trustees. One trustee of each trust will be a financial institution which will be unaffiliated with AFG and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act under the terms of the applicable amended declaration and as may be further described in a prospectus supplement. The property trustee will hold title to the junior subordinated debt securities for the benefit of the holders of each trust’s securities. In addition, unless the property trustee maintains a principal place of business in the state of Delaware and otherwise meets the requirements of applicable law, one trustee of each trust will be a legal entity having a principal place of business in, or an individual resident of, the state of Delaware.

Unless otherwise indicated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the property trustee and BNY Mellon Trust of Delaware will be the Delaware trustee. The address of the corporate trust office of The Bank of New York Mellon Trust Company, N.A. is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 and for BNY Mellon Trust of Delaware is 100 White Clay Center Drive, Newark, Delaware 19711. The principal place of business of the trusts is c/o American Financial Group, Inc., 301 East Fourth Street, Cincinnati, Ohio, 45202, telephone number (513) 579-2121. The Bank of New York Mellon is a member of the lending bank group under AFG’s revolving credit facility, and The Bank of New York Mellon and its affiliates have from time to time performed and in the future may perform commercial banking and other services for AFG and its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

SELLING SHAREHOLDERS

We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions which will be borne by the selling shareholders. We will provide you with a prospectus supplement naming the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, AFG expects to use the net proceeds from the sale of any securities offered by it for general corporate purposes, which may include investment in insurance businesses and the repayment of outstanding debt and the debt of AFG subsidiaries. Until the net proceeds are used for these purposes, American Financial Group may deposit them in interest-bearing accounts or invest them in short-term marketable securities. The specific allocations, if any, of the proceeds from the sale of any of the securities will be described in the prospectus supplement relating to the offering of the securities. The proceeds from any sale of preferred securities by any trust will be invested in AFG debt securities. Unless otherwise indicated in a prospectus supplement, neither AFG nor any trust not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

American Financial Group may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units and units. The trusts may issue in one or more offerings, trust preferred securities that will be unconditionally guaranteed by AFG.

This prospectus contains a summary of the general terms of the various securities that American Financial Group may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities. The prospectus supplement relating to any offering of preferred securities by a trust will contain the terms of the preferred securities and the related junior subordinated debt securities that would be issued by AFG and sold to the trust using the proceeds from the sale of preferred securities. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.

In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to American Financial Group or the trusts. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities are governed by documents called “indentures.” An indenture is a contract between American Financial Group and the trustee named in the applicable prospectus supplement, which acts as trustee for the debt securities. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against AFG if AFG defaults. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for AFG, such as sending you interest payments, transferring your debt securities to a new buyer if you sell, and sending you notices.

The debt securities will be unsecured general obligations of AFG and may include:

•	senior debt securities, to be issued under the senior indenture;

•	subordinated debt securities, to be issued under the subordinated indenture; and

•	junior subordinated debt securities, to be issued under the junior subordinated indenture in conjunction with the issuance of preferred securities of the trusts.

If issued, the junior subordinated debt securities will be purchased by a trust using proceeds from issuances of the preferred securities of such trust. We will include a description of junior subordinated debt securities in a supplement to this prospectus prepared in connection with an offering of securities by a trust.

The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture and the debt securities. The forms of the senior indenture, subordinated indenture and junior subordinated indenture and the forms of the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

This section summarizes the general terms of the senior and subordinated debt securities (other than the junior debt securities) that AFG may offer. When we refer to the indenture, we mean the senior indenture and the subordinated indenture collectively, unless we indicate otherwise. When we refer to the trustee, we mean the senior trustee and the subordinated trustee collectively, unless we indicate otherwise. When we refer to the debt securities, we mean the senior and subordinated debt securities, unless we indicate otherwise.

The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•

the place or places where the principal and premium, if any, and interest, if any, shall be payable, where the debt securities may be surrendered for transfer or exchange, and where notices and demands may be served;

•

the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	the denomination in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any provision relating to the defeasance of AFG’s obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into AFG common stock or other securities;

•

whether any debt securities will be issued in the form of a global security, and, if different than described below under “Book-Entry Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.

The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by Ohio law.

Events Of Default

You will have special rights if an “event of default” occurs, with respect to any series of debt securities, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:

•	AFG does not pay interest on a debt security within 30 days of its due date;

•	AFG does not pay the principal or any premium on a debt security on its due date;

•

AFG remains in breach of any covenant or warranty described in the indenture for 60 days after AFG receives a notice stating it is in breach, which notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of outstanding debt securities;

•

AFG fails to pay an amount of debt as defined in any mortgage, indenture, security agreement or other instrument totaling more than $10,000,000 in principal amount, AFG’s obligation to repay is accelerated by its lenders, and this payment obligation remains accelerated for 10 days after AFG receives notice of default as described in the previous paragraph;

•

AFG becomes subject to one or more final, non-appealable judgments, orders or decrees requiring payments of more than $10,000,000 and such judgments, orders or decrees remain unsatisfied for 60 days during which a stay of enforcement has not been in effect after AFG receives notice as described two paragraphs above; or

•	certain events of bankruptcy, insolvency or reorganization of AFG.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured (if a cure period is provided for), the trustee or the direct holders of 25% in principal amount of the outstanding debt securities may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”

Except in cases of default, whereby a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from costs, expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.

In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action in its own name as trustee because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Modification

There are three types of changes AFG can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote

The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”

Changes Not Requiring Approval

The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Consolidation, Merger And Sale Of Assets

AFG may consolidate or merge with or into another entity, and AFG may sell or lease substantially all of AFG’s assets to another corporation if the following conditions, among others, are met:

•

where AFG merges out of existence or sells or leases substantially all its assets, the other entity must be a corporation, partnership or trust organized under the laws of a state or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.

Form, Exchange, Registration And Transfer

Generally, AFG will issue debt securities only in registered global form. See “Book-Entry Securities” below. However, if specified in the prospectus supplement, AFG may issue certificated securities in definitive form.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as AFG’s agent for registering debt securities in the names of holders and transferring debt securities. AFG may appoint another entity or perform this role itself. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If the debt securities are redeemable and AFG redeems less than all of the debt securities of a particular series, AFG may block the transfer or exchange of those debt securities during the period beginning 15 days before the day AFG mails the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. AFG may also refuse to register transfers or exchanges of debt securities selected for redemption, except that AFG will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Book-Entry Securities

The debt securities will be represented by one or more global securities. Unless otherwise indicated in the prospectus supplement, the global security representing the debt securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, or other successor depository AFG appoints, and registered in the name of the depository or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depository for the securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s nominee).

DTC has informed AFG as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations, and certain other organizations.

•	DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the Financial Industry Regulatory Authority.

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the mortgage indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the mortgage indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the mortgage indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.

The Trustee

U.S. Bank, N.A. acts as trustee under each of the senior debt indenture and the subordinated debt indenture. U.S. Bank, N.A., sometimes acts as trustee in connection with obligations issued by us and our subsidiaries and is currently acting as a trustee in connection with certain debt obligations that AFG previously issued. U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for AFG or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK

This section summarizes the general terms of the common stock that AFG may offer. The prospectus supplement relating to the common stock offered will set forth the number of shares offered, the initial offering price and recent market prices, dividend information and any other relevant information. The summary in this section and in the prospectus supplement does not describe every aspect of the common stock and is subject to and qualified in its entirety by reference to all the provisions of AFG’s Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations and to the provisions of the Ohio Revised Code.

The total number of authorized shares of common stock is 200,000,000. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of common stock have the right to cumulate their votes in the election of directors but are not entitled to any preemptive rights.

Subject to restrictions under agreements related to AFG’s indebtedness and to preferences that may be granted to holders of preferred stock, holders of common stock are entitled to the share of such dividends as AFG’s board of directors, in its discretion, may validly declare from funds legally available. In the event of liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after the payment of liabilities and any preferred stock liquidation preferences.

As of February 1, 2012, AFG had 97,895,717 shares of common stock outstanding and eligible to vote, which does not include 14.9 million shares held by AFG’s subsidiaries. Under Ohio law, shares held by subsidiaries are not entitled to vote at meetings of shareholders or by written consent. Shares of common stock carry no conversion or subscription rights and are not subject to redemption. All outstanding shares of common stock are, and any shares of common stock issued upon conversion of any convertible securities will be, fully paid and nonassessable.

The AFG common stock is listed on the New York Stock Exchange and Nasdaq Global Select Market and trade under the symbol “AFG.” AFG’s registrar and transfer agent is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that AFG may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that AFG offers, which AFG will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of AFG’s Amended and Restated Articles of Incorporation, any amendment to those articles establishing the terms of any series of the preferred stock and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

AFG’s board of directors is authorized to issue up to 12,500,000 shares of voting preferred stock and up to 12,500,000 shares of non-voting preferred stock. As of the date of this prospectus, AFG has not issued any shares of preferred stock. AFG’s board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.

Before issuing any series of preferred stock, AFG’s board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. AFG’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to AFG’s officers, directors and employees and its subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of AFG.

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of AFG’s stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by AFG’s board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on AFG’s books. Dividends on any series of preferred stock may be cumulative or noncumulative.

AFG may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.

Similarly, AFG may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of AFG common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at AFG’s option or at the option of the holders, or may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that AFG’s board of directors decides is equitable.

Unless AFG defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon AFG’s voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of AFG’s available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from AFG after they have received their full liquidation preference.

Voting Rights

If AFG issues voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to AFG’s shareholders.

If AFG issues non-voting preferred stock, holders of Non-voting preferred stock will have no voting rights, except as described in the applicable prospectus supplement or as otherwise required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF WARRANTS

AFG may issue warrants for the purchase of common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. AFG may issue warrants independently or together with other securities that may be attached to or separate from the warrants. AFG will issue each series of warrants under a separate warrant agreement that will be entered into between AFG and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as AFG’s agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants AFG may offer. AFG will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.

Common Stock Warrants

The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:

•	the title of such warrants;

•

the offering price of such warrants, which AFG may distribute proportionately free of charge to AFG’s shareholders (in the applicable prospectus supplement, AFG may refer to warrants distributed proportionately free of charge to AFG’s shareholders as rights to purchase AFG common stock and any securities not taken by AFG’s shareholders may be reoffered to the public);

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by AFG purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by AFG purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the provisions of the depositary shares and depositary receipts that AFG may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.

Depositary Shares

AFG may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that AFG issues and deposits with a depositary. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.

AFG will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between AFG and a bank or trust company, which AFG will select as its preferred stock depositary. AFG will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that AFG delivers to the depositary and which AFG is required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with AFG’s approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by AFG on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then AFG will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from AFG for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever AFG redeems shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided AFG has paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that AFG deposits with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to AFG after a period of two years from the date AFG deposits the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver AFG’s voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. AFG agrees to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.

Amendment and Termination of the Deposit Agreement

AFG may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. AFG will make no amendment that impairs the right of any holder of depositary shares, as described above under “– Withdrawal of Preferred Stock,” to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with AFG’s liquidation, dissolution or winding-up. AFG may also terminate the deposit agreement at any time AFG wishes with at least 60 days prior written notice to the depositary. If AFG does so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

AFG will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AFG will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.

Limitations on AFG’s Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits AFG’s obligations and the obligations of the depositary. It also limits AFG’s liability and the liability of the depositary as follows:

•	AFG and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•

AFG and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide AFG with satisfactory indemnity.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying AFG of its election to do so. In addition, AFG may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, AFG will appoint a successor depositary.

Reports to Holders

AFG will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND THE STOCK PURCHASE UNITS

AFG may issue stock purchase contracts, representing contracts obligating holders to purchase from AFG, and obligating AFG to sell to the holders, a specified number of shares of AFG common stock at a future date or dates. The price per share and the number of shares of AFG common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase the shares under the stock purchase contracts, either:

•	senior debt securities or subordinated debt securities;

•	shares of preferred stock;

•	preferred securities of a trust; or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require AFG to make periodic payments to the holders thereof or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and, in certain circumstances, AFG may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;

•	the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units; and

•	if applicable, the prepaid stock purchase contracts and the document pursuant to which such prepaid stock purchase contracts will be issued.

DESCRIPTION OF UNITS

AFG may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

AFG, each of the trusts and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, AFG, the trusts or the selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and any applicable prospectus supplement, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. AFG, the trusts and the selling shareholders may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;

•	any material relationship with the underwriter and the nature of such relationship, if any;

•

the public offering price or purchase price of the securities and the proceeds to AFG, the trusts and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholders may offer their shares in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the shares offered pursuant to a prospectus supplement or otherwise remain unsold, the selling shareholder may offer those shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements. Sales by the selling shareholders may not require the provision of a prospectus supplement.

Each of the selling shareholders may offer its shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

AFG, the trusts and/or the selling shareholders may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions AFG, the trusts and/or the selling shareholders pay to them. Generally, unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

AFG and the trusts and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from AFG, the trusts and/or the selling shareholders at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions AFG, the trusts and/or the selling shareholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for AFG or the trusts. Any remarketing firm will be identified and the terms of its agreements, if any, with AFG or the trusts, and its compensation will be described in any applicable prospectus supplement.

AFG may sell equity securities in an offering “at the market,” as defined in Rule 415 under the Securities Act of 1933. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by AFG, the trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for AFG, the trusts and/or the selling shareholders in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby other than the trust preferred securities will be passed upon for AFG and each trust by Keating Muething & Klekamp PLL, Cincinnati, Ohio. Each of Joseph P. Rouse and Paul V. Muething, partners of Keating Muething & Klekamp PLL, serves as trustee of trusts which hold 3,242,398 and 3,243,138 shares, respectively, of AFG Common Stock for the benefit of members of the Lindner family. Each of Mr. Rouse and Mr. Muething has sole voting and dispositive power over the shares as trustee, but has no financial interest in such shares. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the trusts by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, our special Delaware counsel.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited AFG’s consolidated financial statements and schedules included in AFG’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of AFG’s internal control over financial reporting as of December 31, 2011, as set forth in its reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. AFG’s consolidated financial statements and schedules and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

Securities and Exchange Commission registration fee		*
Trustee Fees and Expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
New York Stock Exchange and Nasdaq listing fees		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification Of Directors And Officers.

Ohio Revised Code, Section 1701.13(E), allows indemnification by AFG to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of AFG, by reason of the fact that he is or was a director, officer, employee or agent of AFG, against expenses, including judgment and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to AFG’s best interests and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of AFG, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to AFG unless deemed otherwise by the court. Indemnifications are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. AFG’s Amended and Restated Code of Regulations extends such indemnification and provides indemnification to any person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer or member of a committee of AFG or that, being or having been such a director or officer of AFG, he or she is or was serving at the request of an executive officer of AFG as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan.

AFG maintains, at its expense, Directors and Officers Liability and Company Reimbursement Liability Insurance. The Directors and Officers Liability portion of such policy covers all of AFG’s directors and officers and of the companies which are, directly or indirectly, more than 50% owned by AFG. The policy provides for payment on behalf of the directors and officers, up to the policy limits and after expenditure of a specified deductible, of all Loss (as defined) from claims made against them during the policy period for defined wrongful acts, which include errors, misstatements or misleading statements, acts or omissions and neglect or breach of duty by directors and officers in the discharge of their individual or collective duties as such. The insurance includes the cost of investigations and defenses, appeals and bonds and settlements and judgments, but not fines or penalties imposed by law. The insurance does not cover any claims arising out of acts alleged to have been committed prior to October 24, 1978, or in the case of companies directly or indirectly 50% owned by AFG, such later date as AFG or its predecessors may be deemed to control the company. The policy contains various exclusions and reporting requirements.

AFG also has entered into indemnification agreements with its officers and directors providing for indemnification against certain liabilities to the fullest extent permitted under Ohio law.

The Amended and Restated Declaration of the Trusts (the “Declarations”) will provide that no property trustee or any of its affiliates, Delaware trustee or any of its affiliates, or any officer, director, shareholder, member, partner, employee, representative, custodian, nominee or agent of the property trustee or the Delaware trustee (each a “Fiduciary Indemnified Person”), and no regular trustee, affiliate of any regular trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or any affiliate thereof, or any employee or agent of the trust or its affiliates (each a “Company Indemnified Person”) shall be liable, responsible or accountable in damages or otherwise to the trust or any officer, director, shareholder, partner, member, representative, employee or agent of the trust or its affiliates or to any holder of preferred securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person’s or Company Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

The Declarations will also provide that to the full extent permitted by law, AFG will indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he is or was a Company Indemnified Person against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the trusts, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declarations will also provide that to the full extent permitted by law, AFG will indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the trust and except that no such indemnification shall be made in respect of any claim, issue or manner as to which such Company Indemnified Person shall have been adjudged to be liable to the trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which Court of Chancery or such other court shall deem proper. The Declarations will further provide that expenses (including attorneys’ fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by AFG in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by AFG as authorized in the Declarations.

AFG’s directors and officers and the regular trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by AFG or the trusts. Any agents, dealers or underwriters who execute any of the agreements filed as or incorporated by reference as Exhibit 1.1 to this Registration Statement will agree to indemnify AFG’s directors and their officers and the trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act of 1933 with respect to information furnished to AFG or the trust by or on behalf of any such indemnifying party.

The Declarations will also provide that AFG will indemnify each Fiduciary Indemnified Person against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.

Item 16. Exhibits And Financial Statement Schedules.

Exhibit No.	Description Of Document

1.1(1)	Form of Underwriting Agreement

4.1(2)	Amended and Restated Articles of Incorporation of American Financial Group, Inc. (incorporated by reference to Exhibit 3(a) of American Financial Group, Inc.’s Annual Report on Form 10-K for 1997)

4.2(2)	Amended and Restated Code of Regulations of American Financial Group, Inc. (incorporated by reference to Exhibit 3 of the Form 8-K dated December 8, 2008 filed by American Financial Group, Inc.)

4.3(2)	Senior Indenture (incorporated by reference to Exhibit 4.3 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-21995)

4.4(2)	Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-157649)

4.5(2)	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-157649)

4.6(2)	Form of Capital Securities Guarantee Agreement (incorporated by reference to Exhibit 4.6 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-157649)

4.7(1)	Form of Debt Security

4.8(2)	Form of Preferred Security (included as Annex I to Exhibit 4.18 which is incorporated by reference to Exhibit 4.18 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-157649)

4.9(2)	Certificate of Trust of American Financial Capital Trust II (incorporated by reference to Exhibit 4.9 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-81903)

4.10(2)	Certificate of Trust of American Financial Capital Trust III (incorporated by reference to Exhibit 4.12 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-106657)

4.11(2)	Certificate of Trust of American Financial Capital Trust IV(incorporated by reference to Exhibit 4.13 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-106657)

4.12(2)	Declaration of Trust of American Financial Capital Trust II (incorporated by reference to Exhibit 4.10 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-81903)

4.13(2)	Declaration of Trust of American Financial Capital Trust III (incorporated by reference to Exhibit 4.15 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-106657)

4.14(2)	Declaration of Trust of American Financial Capital Trust IV (incorporated by reference to Exhibit 4.16 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-106657)

4.15(1)	Form of Deposit Agreement

4.16(1)	Form of Depositary Receipt

4.17(1)	Form of Warrant Agreement

4.18(2)	Form of Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 4.18 to the Registrants’ Registration Statement on Form S-3, Registration No. 333-157649)

5.1	Opinion of Counsel

5.2	Opinion of Morris, Nichols, Arsht & Tunnell LLP

8(1)	Opinion of tax counsel

12(2)	Statement re: Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 of AFG’s Annual Report on Form 10-K for 2011)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

23.3	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.2)

24	Powers of Attorney (contained on the signature pages)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Subordinated Indenture

25.3	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Junior Subordinated Indenture

25.4	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of American Financial Capital Trust II

25.5	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of American Financial Capital Trust III

25.6	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Property Trustee under the Amended and Restated Declaration of Trust of American Financial Capital Trust IV

25.7	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of American Financial Group, Inc. for the benefit of the holders of Capital Securities of American Financial Capital Trust II

25.8	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of American Financial Group, Inc. for the benefit of the holders of Capital Securities of American Financial Capital Trust III

25.9	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Guarantee Trustee under the Capital Securities Guarantee of American Financial Group, Inc. for the benefit of the holders of Capital Securities of American Financial Capital Trust IV

(1)	To be filed as an exhibit to a Current Report on Form 8-K.
(2)	Incorporated by reference from other documents filed with the Commission as indicated.

Item 17. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of American Financial Group, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Each of the undersigned registrants hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	If the securities to be registered are to be offered at competitive bidding, each of the undersigned registrants hereby undertakes: (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)	The undersigned registrants hereby undertake to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Financial Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 2nd day of March, 2012.

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Carl H. Lindner III
Carl H. Lindner III
Co-Chief Executive Officer

By:	/s/ S. Craig Lindner
S. Craig Lindner
Co-Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl J. Grafe and Mark A. Weiss, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date

/s/ Carl H. Lindner III	Co-Chief Executive Officer and Director	March 2, 2012
Carl H. Lindner III

/s/ S. Craig Lindner	Co-Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2012
S. Craig Lindner

/s/ Kenneth C. Ambrecht	Director	March 2, 2012
Kenneth C. Ambrecht

/s/ Theodore H. Emmerich	Director	March 2, 2012
Theodore H. Emmerich

/s/ James E. Evans	Director	March 2, 2012
James E. Evans

/s/ Terry S. Jacobs	Director	March 2, 2012
Terry S. Jacobs

/s/ Gregory G. Joseph	Director	March 2, 2012
Gregory G. Joseph

/s/ William W. Verity	Director	March 2, 2012
William W. Verity

/s/ John I. Von Lehman	Director	March 2, 2012
John I. Von Lehman

/s/ Keith A. Jensen	Senior Vice President (Principal Financial and Accounting Officer)	March 2, 2012
Keith A. Jensen

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of March 2, 2012.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl J. Grafe and Mark A. Weiss, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

AMERICAN FINANCIAL CAPITAL TRUST II

By:	/s/ David J. Witzgall
David J. Witzgall, as Trustee

By:	/s/ Karl J. Grafe
Karl J. Grafe, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of March 2, 2012.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl J. Grafe and Mark A. Weiss, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

AMERICAN FINANCIAL CAPITAL TRUST III

By:	/s/ David J. Witzgall
David J. Witzgall, as Trustee

By:	/s/ Karl J. Grafe
Karl J. Grafe, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, American Financial Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of March 2, 2012.

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl J. Grafe and Mark A. Weiss, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

AMERICAN FINANCIAL CAPITAL TRUST IV

By:	/s/ David J. Witzgall
David J. Witzgall, as Trustee

By:	/s/ Karl J. Grafe
Karl J. Grafe, as Trustee